Exhibit 99.1

                                    HMSR INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS Special
                    Meeting of Stockholders - March 15, 2002

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Timothy J. Barberich an John F. McGuire, or each or any of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the Special Meeting of Stockholders of HMSR Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Special Meeting, and, in their discretion, upon any other matters which may properly come before the Special Meeting.

        This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote "For" proposal numbers 1 and 2.

        A vote FOR the amendment to the certificate of incorporation and FOR proposal number 2 is recommended by the Board of Directors.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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
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[Graphic    Please mark your                                                                        |
 Omitted]   votes as in this                                                                        |
            example                                                                                 |
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                             For       Against  Abstain                           For      Against  Abstain
                             --------  -------  -------                           -------  -------  -------
1.  To amend the                                            2.  To transact such
certificate of                                              other business as
incorporation to effect a                                   may properly
1-for-10 reverse split                                      come before the
with respect to HMSR                                        meeting or
common stock and to change                                  any postponement or
HMSR's name to Point                                        adjournment thereof.
Therapeutics, Inc.
                             --------  -------  -------                           -------  -------  -------




                                                                  Please read the reverse side of this card.

                                                                  PLEASE VOTE, SIGN, DATE AND RETURN
                                                                  THE PROXY CARD PROMPTLY USING THE
                                                                  ENCLOSED ENVELOPE.

                                                                  HAS YOUR ADDRESS       DO YOU HAVE ANY
                                                                  CHANGED?               COMMENTS?


                                                                  -----------------------------------------

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Your vote in person or by proxy at the
respective special meetings of stockholders set forth below is very important.

  SIGNATURE                                                         DATE
            --------------------------------------------------------       --------------------------------
      NOTE: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees or other Fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should give his or her title.
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